Exhibit 99.1

Brooklyn, NY., February 6, 2026 - IEH Corporation (OTC: IEHC) today filed with the Securities and Exchange Commission (SEC) its quarterly report on Form 10-Q for the 3rd fiscal quarter ended December 31, 2025.

Highlights include:

- 3.9% Increase in Revenue as compared to third quarter of Fiscal Year 2025

- $723,444 loss in Q3 Operating Income, primarily due to cost of gold and tariff charges

- Cash remains unchanged compared to third quarter of Fiscal Year 2025

- Five-year high in backlog, primarily due to orders in support of missile defense programs

- SEC dismissal of its administrative proceeding against IEH, which should enable uplisting in OTC marketplace

For the quarter ended December 31, 2025, IEH had revenues of $7,497,879 as compared to $7,217,616 for the quarter ended December 31, 2024, reflecting a 3.9% increase; an operating loss of $723,444 for 3rd quarter fiscal year 2026 as compared to an operating loss of $130,086 for 3rd quarter fiscal year 2025; a net loss of $660,286 for 3rd quarter fiscal year 2026 as compared to a net loss of $61,640 for 3rd quarter fiscal year 2025; and a basic loss per share of $.27 for 3rd quarter fiscal year 2026 as compared to a basic loss per share of $.03 for 3rd quarter fiscal year 2025.

Dave Offerman, President and CEO of IEH Corporation commented, “The relentless, steep rise in gold over the past two years, along with tariffs and other rising costs, continue to pressure our margins. While we continue to aggressively and strategically raise prices, we are still playing “catch-up” to these increases. In 2025, gold experienced its highest annual increase in 46 years, and most forecasts predict this rise to continue in 2026. To hedge against these increases, we have been more strategic in the timing and volume of our gold purchases, in an effort to mitigate these historic trends.

In tandem with these efforts, we are investing in infrastructure and capacity which will allow us to reduce costs through production efficiencies, and less reliance on outside, often overseas suppliers. We expect the cost savings from these investments to manifest in our next fiscal year.

Fortunately, our outlook for the next fiscal year and beyond remains very positive. Demand for the parts we supply in support of missile defense and related military programs continue to rise, and global defense spending is expected to sharply increase over the next several years, which bodes very well for IEH. This has led to our highest backlog since December 2020, and with a very strong sales pipeline, we expect this growth to continue. It is also worth noting that much of this business is sole-source and thus highly profitable, which should go a long way toward improving our margins. At the same time, we are starting to see more business for the commercial aerospace platforms we support, in particular the Boeing 737Max, and with recent news that the FAA has allowed Boeing to increase output on that jet, we expect that growth to accelerate in the coming months. We continue to win new designs in commercial space applications, and with an enhanced sales presence overseas, uncover new opportunities in foreign markets.

We also continue to actively pursue acquisition opportunities, for the purpose of diversifying both our product offerings, as well as our markets served. I look forward to sharing more details on those efforts as they progress.

Finally, as noted in our January 15th press release, the SEC finally dismissed their administrative proceeding against IEH, for the late filings of 2021-2023. With this matter firmly behind us, we are in the process of applying to uplist our stock to a platform that allows for greater liquidity, shareholder visibility and investment opportunities.

On behalf of the management team and staff of IEH, we again wish to express our sincere gratitude for the support of our valued shareholders.”

About IEH Corporation

For over 80 years and 4 generations of family-run management, IEH Corporation has designed, developed, and manufactured printed circuit board (PCB) connectors, custom interconnects and contacts for high performance applications. With its signature Hyperboloid technology, IEH supplies the most durable, reliable connectors for the most demanding environments. The Company markets primarily to companies in defense, aerospace, medical, space and industrial applications, in the United States, Canada, Europe, Southeast and Central Asia and the Mideast. The Company was founded in 1941 and is headquartered in Brooklyn, New York.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release, and in related comments by the Company’s management, include “forward-looking statements.” All statements, other than statements of historical facts, including, without limitation, statements or expectations regarding our financial condition, statements or expectations regarding our revenues, cash and backlog, expectations regarding future cash requirements, revenue and revenue recovery, including for fiscal year 2026 and beyond, projected timelines for making our SEC filings or successfully preventing our registration from suspension or revocation and expectations regarding our efforts and ability to resolve our inventory accounting issues are forward-looking statements. These statements often include words such as “believe,” “expect,” “estimate,” “plan,” “will,” “may,” “would,” “should,” “could,” or similar expressions, although not all forward-looking statements contain such identifying words. These statements are based on certain assumptions that the Company has made on its current expectations and projections about future events. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and you should not place undue reliance on any forward-looking statements. The Company’s actual performance or results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, as they will depend on many factors about which we are unsure, including many factors beyond our control. Among other items, such factors could include: any claims, investigations or proceedings arising as a result of our past due periodic reports, including changes in the proceedings related to the SEC’s Order Instituting Administrative Proceedings and Notice of Hearing pursuant to Section 12(j) of the Securities and Exchange Act of 1934, as amended; our ability to remediate our inventory accounting issue; our ability to reduce costs or increase revenue; changes in the macroeconomic environment or in the finances of our customers; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates; our ability to attract and retain key employees and key resources; and other risk factors discussed from time to time in our filings with the SEC, including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on June 12, 2025, and in subsequent reports filed with or furnished to the SEC. Additional information concerning these and other factors can be found in our filings with the SEC. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should carefully review and consider the various disclosures we make in our filings with the SEC that attempt to advise interested parties of the risks, uncertainties and other factors that may affect our business.

Contact:

Dave Offerman

IEH Corporation

dave@iehcorp.com

718-492-4448

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